Exhibit 99.1

Great Lakes Reports First Quarter Results

Dredging Segment Delivers another Outstanding Quarter with Improved Margins

Company Maintains Over $400 Million in Backlog

OAK BROOK, Ill.--(BUSINESS WIRE)--May 7, 2013--Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of commercial and industrial demolition and remediation services, today reported financial results for the quarter ended March 31, 2013.

Commentary

Jonathan Berger, Chief Executive Officer stated, “For the three months ended March 31, 2013, Great Lakes reported Revenue of $188.8 million, Net Income of $0.4 million and Adjusted EBITDA of $18.1 million. Our first quarter results reflect excellent performance in the dredging segment and challenges in the demolition segment. We continue to strive for strong execution and growth in all of our operations, with a particular focus on improvements required in demolition.

“Our new Terra Contracting Services business is integrating well into Great Lakes and is driving new opportunities. As we had planned, Terra Contracting and our Rivers & lakes group are teaming together on a project in the Midwest valued at approximately $25 million that will combine Terra Contracting’s services and Rivers & lakes’ dredging abilities. This significant win should contribute to both groups’ revenues as we mobilize late in the second quarter and execute in the field for the reminder of the year. Also, our environmental joint venture company, TerraSea, is in final negotiations for an environmental project in New Jersey. ”

William Steckel, Chief Financial Officer stated, “Dredging had an outstanding quarter with $174 million in revenue and 18% gross margin. Gross margin improved as a result of a better mix of projects that resulted in stronger contract margins, better execution on projects in backlog and minimal downtime related to weather and mechanical delays.

“With regard to our demolition segment, we continue to focus on improving execution and internal controls to deliver better results. The first quarter was negatively impacted by delays in three projects resulting in a shift of $7 million of revenue into the remainder of 2013. In addition, another project experienced unexpected cost overruns. We are dedicating significant corporate resources and working with division management to improve execution and results of this segment.

“We are making progress in discussions with our customers on the pending change orders that we were unable to record in 2012. We were able to record approximately $2 million of that revenue in the first quarter and continue to work diligently to have the remaining items resolved.”

First Quarter 2013 Highlights

Total Company

  Revenue increased 22% to $188.8 million in the first quarter of 2013 compared to the first quarter of 2012.
  Gross profit margin increased to 13.7% from 12.9% in the first quarter of 2012.
  General & Administrative expenses increased $5.9 million, year over year. Additional G&A expense in the quarter primarily related to the revenue recognition issues discovered at year-end, as well as the addition of Terra Contracting.
  Net Income was $0.4 million in the quarter, versus $1.1 million in the prior year quarter.
  Adjusted EBITDA increased 23.1% to $18.1 million from $14.7 million in the prior year quarter.
  Operating income was $6.6 million, slightly down from $6.8 million in the prior year quarter.
  Total contracted backlog at quarter end was $418 million. Excluded from this number is $18 million in domestic dredging low bids and options pending award.

Dredging

  Dredging revenues were $174.0 million for the quarter, an increase of 41% from the prior year quarter, driven by coastal protection revenue as well as domestic and foreign capital revenue.
  Gross profit margin was 18%, versus 13% in the same quarter last year, driven by an increase in revenue and more favorable weather and better production compared to the prior year.
  Operating income increased 288% to $19.0 million compared to $4.9 million in the prior year quarter, driven by increased gross profit, partially offset by an increase in G&A expenses, primarily related to increases in payroll, legal and professional fees.
  The Company won 52%, or $118 million, of the domestic dredging bid market in the quarter.

Demolition

  Demolition revenue decreased 54.2% to $14.9 million versus $32.5 million in the prior year quarter. The revenue in 2013 includes $6.1 million of Terra Contracting revenue.
  Demolition recorded negative gross profit margin of 36.8% compared to gross profit margin of 12.5% in the prior year quarter, driven by the decrease in revenue and cost overruns on certain projects.
  The demolition segment recorded an operating loss of $12.4 million versus an operating profit of $1.9 million in the prior year, a result of the negative gross profit and additional G&A expenses, primarily related to bad debt as well as the addition of Terra Contracting at the end of 2012.
  Backlog was $56.7 million at the end of the first quarter, down slightly compared to year-end.

Outlook

Mr. Berger concluded, “Dredging delivered another strong quarter and we expect to perform well in this segment going forward. Our Australia and Brazil projects will begin dredging in the second quarter. We were awarded a $30 million New Jersey coastal protection project in April and other similar projects are being advertised for bid.

“The domestic dredging bid market has been active throughout 2013. As noted, we won 52% of the market in the first quarter, primarily capital work, and added a $30 million coastal protection project in April. As a result of the quarter win rate, dredging backlog was $361 million, only slightly down from year-end. There continue to be numerous Superstorm Sandy related projects on the horizon. We currently see 15-20 coastal protection projects, needed as a result of Superstorm Sandy, expected to bid in the near term. The domestic dredging bid market continues to be active in the second quarter. The State of Louisiana recently announced $340 million of potential projects funded by the initial BP settlement.

“In March of 2012 we announced we had received a favorable judgment in the amount of $13.3 million in our pursuit of a loss of use claim after our Dredge New York was struck by an orange juice tanker in January 2008. This ruling was appealed and on April 30, 2013, the appellate court affirmed the trial court’s opinion.”

“The demolition segment will require additional time and expense to improve operations and deliver better results. We see numerous demolition and environmental remediation opportunities on the horizon, and we will be measured in our approach and selectively target those projects we believe that we can execute well.

The Company will be holding a conference call at 9:00 a.m. C.D.T. today where we will further discuss these results. Information on this conference call can be found below.

Conference Call Information

The Company will conduct a quarterly conference call, which will be held on Tuesday, May 7, 2013 at 9:00 a.m. C.D.T. (10:00 a.m. E.D.T.). The call in number is 877-377-7553 and conference ID is 64173739. The conference call will be available by replay until March 10, 2013, by calling 800-585-8367 and providing passcode 64173739. The live call and replay can also be heard on the Company’s website, www.gldd.com, under Events & Presentations on the investor relations page. Information related to the conference call will also be available on the investor relations page of the Company’s website.

Use of Adjusted EBITDA

Adjusted EBITDA, as provided herein, represents net income attributable to Great Lakes Dredge & Dock Corporation, adjusted for net interest expense, income taxes, depreciation and amortization expense, debt extinguishment and accelerated maintenance expense for new international deployments. In 2012, the Company modified the Adjusted EBITDA calculation for accelerated maintenance expense for new international deployments that are not directly recoverable under the related dredging contract and are therefore expensed as incurred. The Company does not frequently incur significant accelerated maintenance as a part of its international deployments. As such, the exclusion of these accelerated maintenance expenses from the calculation of Adjusted EBITDA allows users of the financial statements to more easily compare our year-to-year results. This modification is not, however, relevant to Adjusted EBITDA calculations for the first quarter of 2012 or the first quarter of 2013. Adjusted EBITDA is not a measure derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company presents Adjusted EBITDA as an additional measure by which to evaluate the Company’s operating trends. The Company believes that Adjusted EBITDA is a measure frequently used to evaluate performance of companies with substantial leverage and that the Company’s primary stakeholders (i.e., its stockholders, bondholders and banks) use Adjusted EBITDA to evaluate the Company’s period to period performance. Additionally, management believes that Adjusted EBITDA provides a transparent measure of the Company’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. For this reason, the Company uses a measure based upon Adjusted EBITDA to assess performance for purposes of determining compensation under the Company’s incentive plan. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, amounts determined in accordance with GAAP including: (a) operating income as an indicator of operating performance; or (b) cash flows from operations as a measure of liquidity. As such, the Company’s use of Adjusted EBITDA, instead of a GAAP measure, has limitations as an analytical tool, including the inability to determine profitability or liquidity due to the exclusion of accelerated maintenance expense for new international deployments, interest and income tax expense and the associated significant cash requirements and the exclusion of depreciation and amortization, which represent significant and unavoidable operating costs given the level of indebtedness and capital expenditures needed to maintain the Company’s business. For these reasons, the Company uses operating income to measure the Company’s operating performance and uses Adjusted EBITDA only as a supplement. Adjusted EBITDA is reconciled to net income attributable to Great Lakes Dredge & Dock Corporation in the table of financial results. For further explanation, please refer to the Company’s SEC filings.

The Company

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also one of the largest U.S. providers of commercial and industrial demolition and remediation services primarily in the Northeast and Midwest. The Company owns a 50% interest in a marine sand mining operation in New Jersey that supplies sand and aggregate for road and building construction and a 50% interest in an environmental service operation with the ability to remediate soil and dredged sediment treatment. Great Lakes employs over 150 degreed engineers, most specializing in civil and mechanical engineering, which contributes to its 123-year history of never failing to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to, risks and uncertainties that are described in Item 1A. "Risk Factors" of Great Lakes’ Annual Report on Form 10-K for the year ended December 31, 2012, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes' future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012

Contract revenues	$188,847	$154,907

Gross profit	25,783	20,022

General and administrative expenses	19,187	13,267
(Gain) loss on sale of assets—net	2	(31)

Operating income	6,594	6,786

Other income (expense)
Interest expense—net	(5,733)	(5,259)
Equity in loss of joint ventures	(590)	(16)
Gain on foreign currency transactions—net	36	6

Income before income taxes	307	1,517

Income tax (provision) benefit	104	(564)

Net income	411	953

Net loss attributable to noncontrolling interests	22	115

Net income attributable to Great Lakes Dredge & Dock Corporation	$433	$1,068

Basic earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.01	$0.02
Basic weighted average shares	59,369	59,038

Diluted earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.01	$0.02
Diluted weighted average shares	60,017	59,434

Great Lakes Dredge & Dock Corporation
Reconciliation of Net Income attributable to Great Lakes Dredge & Dock Corporation to Adjusted EBITDA
(Unaudited and in thousands)

	Three Months Ended
	March 31,
	2013	2012

Net income attributable to Great Lakes Dredge & Dock Corporation	$433	$1,068
Adjusted for:
Interest expense—net	5,733	5,259
Income tax provision (benefit)	(104)	564
Depreciation and amortization	12,075	7,764

Adjusted EBITDA	$18,137	$14,655

Great Lakes Dredge & Dock Corporation
Selected Balance Sheet Information
(Unaudited and in thousands)

	Period Ended
	March 31,	December 31,
	2013	2012

Cash and cash equivalents	$6,643	$24,440
Total current assets	288,917	313,690
Total assets	801,013	826,395
Total short-term debt	2,526	13,098
Total current liabilities	141,240	185,950
Long-term debt	271,500	250,000
Total equity	274,585	273,425

Great Lakes Dredge & Dock Corporation
Revenue and Backlog Data
(Unaudited and in thousands)

	Three Months Ended
	March 31,
Revenues (in thousands)	2013	2012
Dredging:
Capital - U.S.	$45,508	$26,907
Capital - foreign	38,385	18,025
Coastal protection	56,921	31,183
Maintenance	27,764	40,545
Rivers & lakes	5,381	7,013
Total dredging revenues	173,959	123,673
Demolition	14,888	32,546
Intersegment revenue	-	(1,312)
Total revenues	$188,847	$154,907

	As of
	March 31,	December 31,	March 31,
Backlog (in thousands)	2013	2012	2012
Dredging:
Capital - U.S.	$103,061	$43,177	$151,479
Capital - foreign	195,292	218,953	247,257
Coastal protection	33,978	80,245	70,767
Maintenance	2,211	22,406	22,166
Rivers & lakes	26,339	24,510	32,273
Total dredging backlog	360,881	389,291	523,942
Demolition	56,651	60,148	60,427
Total backlog	$417,532	$449,439	$584,369

CONTACT:
Great Lakes Dredge & Dock Corporation
Katie Hayes, Investor Relations
630-574-3012